Consent of Independent Auditors








We consent to the reference to our firm under the captions "Independent Auditors" and to the use of our reports dated February 6, 1998 (with respect to Principal Mutual Life Insurance Company Separate Account B) and January 30, 1998 (with respect to The Principal Financial Group(R)), in Post-Effective Amendment No. 20 to the Registration Statement (Form N-4 No. 02-78001) and related Prospectus of Principal Mutual Life Insurance Company Separate Account B Pension Builder - Group Variable Annuity Contracts for Tax-Deferred Retirement Plans.

/s/ Ernst & Young LLP

Des Moines, Iowa
April 15, 1998